UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report — July 31, 2013

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200, Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

(610) 373-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

Penn National Gaming, Inc. (“Penn”) announced today that Gaming and Leisure Properties, Inc. (“GLPI”), the real estate investment trust that would be publicly traded and hold substantially all of Penn’s real property assets following the proposed separation of Penn’s operating assets from our real property assets, has filed a free writing prospectus with the Securities and Exchange Commission.  The filing can be accessed at: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001575965&owner=exclude&count=40 and on Penn’s website at: http://phx.corporate-ir.net/phoenix.zhtml?c=120420&p=irol-presentations.  Investors should also read Amendment No. 1 to the GLPI registration statement on Form S-11 because it contains important information about GLPI and its separation from Penn including financial information and disclosures regarding GLPI’s capital structure, senior management and relationship with Penn.  The registration statement has not yet become effective.  GLPI common stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective and this Current Report shall not constitute an offer to sell or the solicitation of an offer to buy shares of GLPI common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 31, 2013	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer